Exhibit 99.1

Xylem Inc.

301 Water Street SE, Suite 200

Washington, DC 20003

Tel +1.202.869.9150

NEWS RELEASE

Contacts:

Media Houston Spencer +1 (914) 323-5723 Houston.Spencer@xylem.com	Investors Andrea van der Berg +1 (914) 260-8612 Andrea.vanderBerg@xylem.com

Xylem To Acquire Evoqua in $7.5 Billion All-Stock Transaction

•	Creates Transformative Platform to Address World’s Most Critical Water Challenges

•	Extends Leadership in Water Technologies, Solutions and Services with Strong Positions in Resilient, Attractive and Growing Markets

•	$7 Billion in Combined Revenues with Compelling New Growth Opportunities

•	Annual Run Rate Cost Synergies of $140 Million Expected to be Achieved within Three Years

WASHINGTON, DC, (January 23, 2023) – Xylem Inc. (NYSE: XYL), a leading global water technology company (“Xylem”), and Evoqua (NYSE: AQUA), a leader in mission-critical water treatment solutions and services, today announced they have entered into a definitive agreement under which Xylem will acquire Evoqua in an all-stock transaction that reflects an implied enterprise value of approximately $7.5 billion.

As water risks rise in global importance, this transaction unites two companies with a shared focus on solving the world’s water challenges by addressing customers’ and communities’ most critical needs. Building on Xylem’s global leadership in water solutions and Evoqua’s leadership in advanced treatment solutions and services, the combined company will be uniquely positioned to develop and deliver an even more comprehensive offering of innovative solutions.

Evoqua, a leader in North America water treatment, complements Xylem’s distinctive portfolio of solutions with advanced water and wastewater treatment capabilities, a powerful and extensive network of service professionals and access to a number of attractive industrial markets with resilient, recurring revenue streams. Evoqua’s solutions, including digitally enabled offerings, optimize and outsource mission-critical water treatment systems for customers in high-growth sectors such as life sciences, microelectronics, power and food and beverage. In addition, Evoqua is a leader in the remediation of emerging contaminants, including PFAS.

Xylem and Evoqua generated over $7 billion in combined revenue in the 12-month period ending September 30, 2022, with $1.2 billion in adjusted EBITDA. The combination unlocks compelling new growth opportunities and is expected to deliver run-rate cost synergies of $140 million within three years, driven by scale efficiencies in procurement, network optimization and corporate costs. In addition, the transaction allows Xylem to maintain its strong balance sheet, which provides the combined company with significant strategic flexibility and optionality.

“Solving the world’s water challenges has never been more urgent. Our acquisition of Evoqua creates a transformative global platform to address water scarcity, affordability and resilience at even greater scale,” said Patrick Decker, President and CEO of Xylem. “The combined company delivers an unparalleled portfolio of advanced technologies, integrated services and application expertise across the water cycle.”

“Together, our complementary businesses will be even more strongly positioned to help our customers and communities tackle their most challenging water needs,” continued Decker. “We are excited about building the world’s most powerful platform for solving water alongside our Evoqua colleagues.”

“Joining forces with Xylem is an exciting opportunity for Evoqua and for our team members. This combination provides a platform to leverage our combined strengths and increase our impact to better address the most pressing and increasingly complex global water challenges,” said Ron Keating, Evoqua’s President and CEO. “I am incredibly proud of what our team at Evoqua has achieved to date, providing mission-critical water treatment solutions to the market and for our customers. Along the way, we have earned a reputation for quality, safety and reliability around the world. Together with Xylem, we will drive innovation on a larger scale for our customers, positioning us to create even more value for our stakeholders.”

Transaction Details

Evoqua shareholders will receive 0.480 shares of Xylem for each Evoqua share, representing a value of $52.89 per share or a 29 percent premium based on Xylem and Evoqua closing prices as of January 20, 2023.

The transaction, which is anticipated to close in mid-2023, is subject to approval by shareholders of Xylem and Evoqua, the receipt of required regulatory approvals and other customary closing conditions.

Upon closing, Xylem shareholders will own approximately 75 percent and Evoqua shareholders will own approximately 25 percent of the combined company on a fully diluted basis.

Following the closing, the combined company will continue to be led by Patrick Decker, Xylem’s President and CEO. Two current members of the board of directors of Evoqua are expected to join Xylem’s board of directors.

Advisors

Lazard and Guggenheim Securities served as financial advisors and Gibson, Dunn & Crutcher LLP served as legal advisor to Xylem. Goldman Sachs & Co. LLC and BofA Securities served as financial advisors and Jones Day served as legal advisor to Evoqua.

Conference Call Details

At 9:00 a.m. (ET), Xylem’s senior management team and Evoqua’s CEO will host a conference call with investors.

The call can be accessed by calling +1 (800) 267-6316 (US) or +1 (203) 518-9783 (INTL) (ID #XYL0123) or by visiting Investors Events | Xylem US.

A replay of the briefing will be available on Investors Events | Xylem US and via telephone from January 23, 2023, 1:00 p.m. (ET) until January 30, 2023 at 11:59 p.m. (ET). The telephone replay will be available at +1 (800) 839-6975 or +1 (402) 220-6061.

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our 17,000 diverse employees delivered revenue of $5.2 billion in 2021. We are creating a more sustainable world by enabling our customers to optimize water and resource management and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

About Evoqua

Evoqua is a leading provider of mission critical water and wastewater treatment solutions, offering a broad portfolio of products, services and expertise to support industrial, municipal and recreational customers who value water. Evoqua has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, PA the company operates in more than 150 locations across nine countries. Serving more than 38,000 customers and 200,000 installations worldwide, our employees are united by a common purpose: Transforming Water. Enriching Life®. To learn more, visit www.evoqua.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the timing, consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. Xylem’s and Evoqua’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the shareholders of Xylem or stockholders of Evoqua or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Xylem or Evoqua; the ability of Xylem and Evoqua to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; and continued uncertainty around the ongoing impacts of the COVID-19 pandemic, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Xylem’s and Evoqua’s filings with the Securities and Exchange Commission (the “SEC”), which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Xylem’s and Evoqua’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this press release are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Xylem and Evoqua undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Xylem intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Xylem and Evoqua that also constitutes a prospectus of Xylem. Each of Xylem and Evoqua also plan to file other relevant documents with the SEC regarding the proposed transaction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Xylem and stockholders of Evoqua. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Xylem and Evoqua, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Xylem will be available free of charge on Xylem’s website at www.xylem.com or by contacting Xylem’s Investor Relations Department by email at andrea.vanderberg@xylem.com or by phone at +1 (914) 260-8612. Copies of the documents filed with the SEC by Evoqua will be available free of charge on Evoqua’s internet website at www.evoqua.com or by contacting Evoqua Water Technologies Corp., 210 Sixth Avenue, Suite 3300, Pittsburgh, PA 15222, ATTN: General Counsel and Secretary.

Participants in the Solicitation

Xylem, Evoqua and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Xylem is set forth in Xylem’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 29, 2022, and Xylem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 25, 2022. Information about the directors and executive officers of Evoqua is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on December 23, 2022, and Evoqua’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 16, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Xylem or Evoqua using the sources indicated above.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.